Exhibit 99.1

Golub Capital BDC, Inc. Schedules Earnings Release of Fiscal Year 2010 Results

CHICAGO, IL, November 22, 2010 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced that it will release its financial results for the fiscal year ended September 30, 2010 on Monday, December 13, 2010, prior to the opening of the financial markets.

The company will host an earnings conference call at 1:00 p.m. (Eastern Time) on Monday, December 13, 2010 to discuss its fourth quarter and full year 2010 financial results.

All interested parties may participate in the conference call by dialing (800) 891-3448 approximately 10-15 minutes prior to the call; international callers should dial (212) 231-2921. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 3:00 p.m. (Eastern Time) on December 27, 2010. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21489419.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc., (NASDAQ: GBDC, www.golubcapitalbdc.com), a business development company, principally invests in senior secured, unitranche, mezzanine and second lien loans of middle-market companies that are, in most cases, sponsored by private equity investors. Golub Capital BDC, Inc.'s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital, founded in 1994, is a leading lender to middle-market companies. In 2009, Golub Capital was named "Middle Market Lender of the Year" by Buyouts Magazine and "Debt Financing Agent of the Year" and "Mezzanine Financing Agent of the Year" by M&A Advisor. As of September 30, 2010, Golub Capital managed over $4.0 billion of capital, with a team of investment professionals in New York, Chicago and Atlanta.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Sean Coleman
212-660-7265
scoleman@golubcapital.com

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